Exhibit 10.1

Exclusive Business Cooperation Agreement

Between

Fujian Blue Hat Interactive Entertainment Technology Ltd.

And

Xiamen Duwei Consulting Management Co., Ltd.

November 13, 2018

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Exclusive Business Cooperation Agreement

Party A: Fujian Blue Hat Interactive Entertainment Technology Ltd.

Legal Representative: Xiaodong CHEN

Address: Room 402, Floor 4, Industrial Design Center, Cross-Strait Longshan Culture Creative Industry Park, No. 84 South Longshan Road, Siming District, Xiamen

Party B: Xiamen Duwei Consulting Management Co., Ltd.

Legal Representative: Xiaodong CHEN

Address: Room A-2, Unit 3, Floor 8, Building D, Xiamen International Shipping Center, No. 97 Xiangyu Road, Administration of Xiamen Area of China (Fujian) Pilot Free Trade Zone

Whereas:

(1)	Party A is engaged in game operation business (hereinafter referred to as "the Business") in China, and Party B has the expertise and resources in the strategic consulting related to the aforesaid Business.

(2)     Party B is willing to provide Party A with technical support services, consulting services and other services related to the Business (hereinafter referred to as the "Technical Support Services") and Party A agrees to accept such services provided by Party B.

Now therefore, through mutual consultation, the parties have reached the following agreements:

Article 1 Technical Support Services

1.1       Provision of Services

During the validity term of this Agreement, Party B agrees to provide Party A with the Technical Support Services listed in Appendix 1 and actually required by Party A as Party A's exclusive business operation provider.

1.2    Acceptance of Services

Party A agrees to accept the Technical Support Services provided by Party B and further agrees that during the validity term of this Agreement, Party B shall be Party A's exclusive business operation provider and Party A shall not entrust or accept any third party to provided the services listed in Appendix 1 hereto without Party B's prior written consent.

1.3       Intellectual Property Rights

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For all rights, ownership and interests related to any and all intellectual property rights arising from or in respect of the performance of this Agreement (including but not limited to copyrights, patent rights, trademark rights, computer software copyrights, know-how, technology secrets, trade secrets etc),whether they are developed by Party B or by Party A based on Party B's intellectual property rights, Party B shall enjoy the sole and exclusive rights.

Article 2 Service Fee and Compensation

2.1       Payment of Service Fee

Party A agrees to pay to Party B the Technical Support Services fee (hereinafter referred to as the "Service Fee"). The amount of Service Fee shall be determined according to Party A's actual operation, and amounts to Party A's profit from amalgamation offsetting previous year's loss (if any),operating expense, all expenses, tax and other mandatory expenditure. Party B shall have the right to adjust the Service Fee according to the actual scope of service, and referring to the operation situation and expanding demand of Party A and its affiliates.

Party A agrees to pay previous year's Service Fee within sixty (60) days as of the date of termination of each accounting year. Meanwhile, Party B shall have the right to claim reasonable amount of Service Fee from Party A, at any time after annual audit or semi-annual audit of each year being finished. The amount of Service Fee shall be determined by Party B and notified in writing (hereinafter referred to as the "Payment Notice") to Party A. Party A shall make the payment within fifteen (15) days as of the date of Payment Notice. Party B shall have the right to adjust the Service Fee according to the actual operation of Party A at any time.

2.2       Compensation

Besides the Service Fee, all the reasonable expenses and expenditures related to the technical support services, including but not limited to business travel, accommodation, transportation and communication costs, shall be charged by Party B to Party A according to the actual amount incurred.

2.3       Provision of Financial Data

Within fifteen (15) days after the end of each financial year, Party A shall provide Party B with the financial statements and all business, records, major business contracts and other related financial data for the financial year. If Party B has questions with the financial data provided by Party A, it may appoint a reputable independent accountant to audit the relevant data and Party A shall offer its cooperation.

2.4       Indemnity

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Party A shall indemnify and hold harmless Party B and its agents, representatives, directors, officers and employees from any losses, damage, liability or expenses arising from any litigation, claim or other requests against Party B or its agents, representatives, directors, officers and employees relating to or arising from the Technical Support Services required by Party A.

Article 3 Liability of Both Parties

3.1       Party A's Liability

(1)	To provide Party B with the data and information necessary for the completion of the Technical Support Services under this Agreement, and guarantee the authenticity and accuracy of such data and information;
(2)	To pay the relevant expenses to Party B on time in accordance with the provisions of Article 2 of this Agreement;
(3)	Other liability as stipulated in the laws and regulations.

3.2       Party B's Liability

(1)	To set up a professional working group composed of experienced personnel to provide the Technical Support Services in accordance with this Agreement;
(2)	To guarantee that the consulting opinions and data provided to Party A comply with the provisions of the relevant laws and regulations

Article 4 Representations and Warranties

4.1       Party A's Representations and Warranties

Party A represents and warrants to Party B that:

(1)	Party A is a limited liability company formally established and validly existing in accordance with Chinese laws, mainly engaged in the Business;
(2)	Party A has already obtained all the government's approval, authorization, licenses, permits, registration and archival filing for the operation and development of the Business, and undertakes to maintain their effectiveness within the validity term of this Agreement;
(3)	Party A has all corporate rights and powers to sign and perform this Agreement and has taken all necessary corporate actions to formally sign and perform this Agreement. The signing and performance of this Agreement do not violate the restrictions of laws or contracts that have binding effect or influence on it;
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(4)     This Agreement shall constitute the legal, effective and binding obligations of Party A and may be enforced on Party A in accordance with the terms of this Agreement once it is executed; and

(5)	All the data provided by Party A, its agents, employees or representatives to Party B are true, complete and accurate in all important aspects and are not misleading

4.2       Party B's Representations and Warranties

Party B represents and warrants to Party A that:

(1)	Party B is a wholly foreign-owned enterprise formally established and validly existing in accordance with Chinese law;

(2)      Party B has all corporate rights and powers to sign and perform this Agreement and has taken all necessary corporate actions to formally sign and perform this Agreement. The signing and performance of this Agreement do not violate the restrictions of laws or contracts that have binding effect or influence on it;

(3)	This Agreement shall constitute the legal, effective and binding obligations of Party B and may be enforced on Party B in accordance with the terms of this Agreement once it is executed;

(4)     All the data provided by Party B, its agents, employees or representatives to Party A are true, complete and accurate in all important aspects and are not misleading, and

(5)     Party B shall diligently and conscientiously provide the Technical Support Services under this Agreement in accordance with applicable Chinese laws, regulations and relevant administrative regulations as well as the provisions of this Agreement.

4.3       Violation of the Representations

If there are any conditions under which any representation or warranty made by any party to this Agreement under Article 4.1 or 4.2 (as the case may be) may become untrue or inaccurate, the relevant party shall immediately notify the other party in writing and take remedial measures in accordance with the reasonable requirements of the other party. Each party agrees to compensate the other party for any and all liabilities, obligations, compensation, fines, ruling, proceedings, costs, expenses and reimbursed expenses incurred by the other party arising from or in relation to any falsity or inaccuracy of the representations and warranties made under Article 4.1 or 4.2 (as the case may be) or violation of any provision or agreement under this Agreement.

Article 5 Intellectual Property Rights

5.1       Rights of Creation

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Unless otherwise agreed by both parties, Party B shall own all the intellectual property rights created or obtained by Party A based on Party B's Technical Support Services during the term of this Agreement. Party A shall sign all documents necessary for Party B to become the owner of such intellectual property rights and take all actions required to make Party B a owner of such intellectual property rights. Party A shall not object to Party B's ownership of any such intellectual property rights and shall not apply for registration or attempt to acquire or otherwise obtain any intellectual property rights without Party B's prior written consent.

5.2       Name, Trademark and Logos

Without the prior written consent of Party B, Party A shall not use Party B's name, trademarks, logos, domain name or any change form of the above or use the wording that may make people associate it with any of the above in any advertising, promotional materials, press releases or any other promotional materials.

Article 6 Confidentiality

6.1  General Obligations

During the validity term of this Agreement and within five (5) years after the termination of this Agreement for any reason, Party A:

(1)	shall keep secret of the confidential data and information (hereinafter referred to as "Confidential Data") on Party B that it learns about or has access to because it accepts Party B’s Technical Support Services, including but not limited to all technologies, know-how, crafts, software, proprietary data, trade secrets, industry practices, methods, specifications, design, finance and other proprietary information on Party B's Business, operation and other affairs, regardless of the Confidential Data is in written, oral or any other form or disclosed to Party A prior to, on the date or after the signing of this Agreement;
(2)	shall not disclose the Confidential Data to any third party, unless consented to by Party B in writing in advance or according to provisions of articles 6.2 and 6.3; and
(3)	shall not use the Confidential Data for any purpose unless to fulfill the obligations under this Agreement.

6.2       Disclosure to The Recipient

Party A may disclose the Confidential Data to its directors, officers, managers, partners, employees and legal, financial and professional consultants (hereinafter referred to as the "Recipients") based on the need of knowledge of such Confidential Data to achieve the purpose of this Agreement.

6.3       Recipients' Obligations

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Party A shall guarantee that the Recipients know and abide by all the confidentiality obligations of Party A for the Confidential Data under this Agreement as of the Recipients as a whole is a party to this Agreement.

6.4       Exceptions

The provisions of Article 6.1 do not apply to the following Confidential Data:

(1)	that have become or will become data that can be obtained by the public, which is not caused by the disclosure or disclosure by instructions by Party A or any of its Recipients in violation of this Agreement;
(2)	that are disclosed by Party A according to any applicable laws and regulations, any requirements of any regulatext-align: justifytory authorities or any applicable rules of any securities exchange, provided that the relevant disclosure is limited to the scope of such requirements or regulations. and if necessary, Party B shall be given the opportunity to review the content of disclosure and give opinions on the disclosure content before the disclosure; and
(3)	that are disclosed by Party A according to any government regulations or provisions of judicial or regulatory process, or in any legal proceedings, prosecution or judicial, supervisory or arbitration proceedings of legal lawsuits, litigation or proceedings arising from or related to this Agreement, provided that such disclosure is limited to the scope required by such regulations or proceedings, and if necessary. Party B shall be given the opportunity to review the content of disclosure and give opinions on the disclosure content before the disclosure.

6.5 Destruction of Data

Within one (1) day after this Agreement is terminated for any reason, Party A shall remove all of Party B's Confidential Data from any memory device, and shall destroy or return all documents, materials, software or other visible media containing any Confidential Data. If Party A chooses to destroy the relevant documents and materials, a duly authorized senior executive of Party A shall prove to Party B in writing after the destruction that Party A has properly destroyed all Confidential Data actually.

Article 7 Term and Termination

7.1 Term

This Agreement shall come into force after the signing by the authorized representatives of both parties on the date first written above. This Agreement shall be valid for ten (10) years unless Party B terminates it early in accordance with the provisions of Article 7.2, or both parties agree in writing to terminate it ahead of schedule. Unless Party B notify Party A in writing thirty (30) days in advance that the Agreement will not be renewed,

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otherwise the term of this Agreement shall be automatically renewed for one (1) year at the expiration date of the validity term, and so on.

7.2       Termination

Party A has no right to terminate this Agreement unilaterally; Party B may decide to terminate this Agreement by a one (1) month prior written notice. In the event of any of the following events, Party B may terminate this Agreement immediately after issuing a written notice to Party A to terminate this Agreement:

(1)	Party A does not comply with any obligations, stipulations and conditions in this Agreement, and Party A does not correct such breach within ten (10) days after Party B sends a written notice to Party A; and
(2)	Party A suspends its business, loses the ability to repay the debts, becomes bankruptcy or the object of liquidation or dissolution procedures, is not able to repay the debts due and payable or dissolved according to laws.

7.3       Actions after Termination

Once this Agreement is terminated, Party B will not be obliged to continue to provide any services to Party A under this Agreement. Party A does not have the right to claim any losses caused by the termination of this Agreement (including losses in Business or earnings) against Party B with any reason. The termination of this Agreement does not impair any right or relief arising to any party before termination or affect any obligation of any party to the other party to fulfill any obligation arising before the termination of this Agreement.

7.4  Continue to be Effective

The Clause 2.4, 3.3, Article 6, Clause 7.3-7.4, Article 8, Clause 9.1-9.3 and Clause 9.8-9.10 shall remain valid after the termination of this Agreement.

Article 8 Notice

8.1	The notices under this Agreement shall be delivered to the following addresses by hand, by fax or registered mail unless there is a written notice to change the following addresses. If the notice is delivered by registered mail, the receipt date recorded on the mail receipt shall be deemed as the service date; if the notice is sent by fax or by hand, the date of delivery shall be deemed as date of service. In case of delivery by fax, the originals shall be delivered to the following addresses by registered mail or by hand immediately after the delivery.

Party A's Address: Room 402, Floor 4, Industrial Design Center, Cross-Strait Longshan Culture Creative Industry Park, No. 84 South Longshan Road, Siming District, Xiamen

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Tel:

Fax:

Recipient:

Party B's Address: Room A-2, Unit 3, Floor 8, Building D, Xiamen International Shipping Center, No. 97 Xiangyu Road, Administration of Xiamen Area of China (Fujian) Pilot Free Trade Zone

Tel:

Fax:

Recipient:

Article 9 Miscellaneous Provisions

9.1  Governing Law

The signing, interpretation, performance and termination of this Agreement shall apply to and be interpreted in accordance with the laws of the People's Republic of China.

9.2  Settlement of Disputes

Any dispute arising out of the interpretation and performance of any terms of this Agreement shall be settled by both parties through bona fide negotiation. Should the parties cannot reach an agreement to resolve the dispute with thirty (30) days after a party submits the request of dispute negotiation, either party has the right to submit the dispute to Xiamen Arbitration Committee, where three (3) arbitrators will settle the dispute in Xiamen according the arbitration rules of the Committee that are in force at that time. The arbitration language is Chinese. The award shall be final and binding on both parties. The arbitration fees shall be borne by the losing party unless otherwise specified by the arbitration tribunal.

9.3  Severability

If one or multiple provisions of this Agreement are determined to be invalid, illegal or unenforceable in any way according to any laws and regulations, the relevant provisions shall be deemed severable from this Agreement, and the effectiveness, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. Both parties shall endeavor to negotiate in the principle of good faith to replace the invalid, illegal or unenforceable provisions with valid regulations and their economic effects shall be as close as possible to the original economic effect of the invalid, illegal or unenforceable provisions.

9.4       Waiver

Failure of any party to exercise or exercise in time any right, power or remedy under this Agreement shall not be deemed to be a waiver, and any exercise or partial exercise of

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relevant right, power or remedy does not prevent further exercise of relevant right, power or remedy or the exercise of any other right, power or remedy. Without limiting the foregoing provisions, the waiver of one party of any of the other party's provisions in breach of this Agreement, shall not be regarded as a waiver of such party of any other future breach of the provision or any other provisions of this Agreement.

9.5       Transfer Restrictions

This Agreement is binding on both parties and their successors and authorized transferees. Without the prior written consent of Party B, Party A shall not transfer any of its rights and obligations under this Agreement. Party B may transfer its rights and obligations under this Agreement to any person designated by it with a prior notice to Party A.

9.6       Integrity of This Agreement

This Agreement constitutes an entire agreement and consensus reached by both parties on the subject matter of this Agreement and supersedes all the previous agreements or memorandum or arrangements between both parties on the subject matter of this Agreement, whether oral or written

9.7       Amendment

Any amendments and supplement to this Agreement shall be made in writing by the parties. Any modification or supplement to this Agreement duly executed by the parties constitutes an integral part of this Agreement and shall have the same legal validity as this Agreement.

9.8       Titles

The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.9       Appendix

The appendix of the Agreement is the integral part of this Agreement and shall have the same legal validity as this Agreement.

9.10     Copies

This Agreement may be executed in one or more counterparts and all of which together shall constitute the same one instrument with equal legal validity.

(The following is signature page without content of agreement)

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In witness whereof, both parties have caused this Agreement to be executed by their respective authorized representatives on the date first above written.

Party A:

(Common Seal)

/s/ Fujian Blue Hat Interactive Entertainment Technology Ltd.

Authorized Representative (Signature)

Party B:

(Common Seal)

/s/ Xiamen Duwei Consulting Management Co., Ltd.

Authorized Representative (Signature)

(Signature Page of Exclusive Business Cooperation Agreement)

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APPENDIX I

Content of Technical Support Services

In the scope permitted by the laws, the content of Technical Support Services provided by Party B to Party A is:

(1)	To provide the technical support, technical assistance, technical consulting and professional training necessary for Party A's operation;

(2)  To provide network support, database support and software service;

(3)   To provide business management consulting;

(4)      To grant use rights of intellectual property rights;

(5)   To lease hardware and device;

(6)	To provide market consulting, new product assessment, industry research service and marketing strategies;
(7)	To provide system integration service, research and development of software and system maintenance; To provide other services related to Party A's operation;
(8)	To provide labor support at the request of Party A (provided that Party A bears the relevant labor expenses);

(9)  To develop the related technologies based on Party A's business needs:

(10) Other services approved by both parties.